Exhibit 99.1

Dermira and UCB Agree to End Collaboration Agreement for CIMZIA

•	Dermira to transition development and commercialization responsibility for CIMZIA® (certolizumab pegol) in psoriasis back to UCB

•	Decision reflects both companies’ strategic priorities

•	UCB remains committed to bringing CIMZIA to psoriasis patients upon regulatory approval

•	Dermira to hold conference call at 1:30 p.m. PT/4:30 p.m. ET today

MENLO PARK, Calif. and BRUSSELS, Belgium, Nov. 6, 2017 – Dermira, Inc. (NASDAQ: DERM) and UCB (Euronext: UCB) today announced the companies have agreed to end their development and commercialization agreement for CIMZIA (certolizumab pegol) in psoriasis. Following positive Phase 3 clinical trial results, UCB and Dermira announced U.S. and EU regulatory submissions for CIMZIA for the treatment of moderate-to-severe chronic plaque psoriasis in July of this year. Pending regulatory approval, UCB remains committed to commercializing CIMZIA in psoriasis worldwide.

Dermira expressed its intent to terminate the collaboration agreement, and Dermira and UCB have entered into a transition agreement to effect an orderly transition of the development and commercialization activities, pursuant to which UCB will regain U.S. and Canadian development and commercialization rights for CIMZIA for the treatment of psoriasis. Both parties will undertake a transfer of data and Dermira will not participate in any future development or commercialization activities for the product. The collaboration agreement will terminate on February 15, 2018 and the companies anticipate the completion of the transition by such date.

“This decision reflects a careful review of Dermira’s strategic priorities and our focus on our other late-stage product candidates, in particular, on the launch preparedness and execution for glycopyrronium tosylate,” said Tom Wiggans, chief executive officer at Dermira. “We are proud of our partnership with UCB and the development objectives that we achieved to date, and we remain committed to the millions of patients with skin conditions and the healthcare professionals who serve them. If approved, we believe that CIMZIA will be an important treatment option for patients with moderate-to-severe plaque psoriasis.”

“We would like to thank Dermira for their commitment to helping successfully develop CIMZIA in psoriasis and for a fruitful partnership over the past three years,” said Emmanuel Caeymaex, UCB’s Head of Immunology and Executive Vice President. “UCB has a strong expertise in auto-immune disorders and psoriasis is an indication we are aiming to add to our portfolio. The regulatory filings of CIMZIA in psoriasis in the EU and the US bring us one step closer to helping women and men living with this difficult-to-treat, chronic skin condition. We will use the experience we have gained with existing Cimzia indications to best serve the needs of psoriasis patients, caregivers, physicians and other healthcare stakeholders.”

Pursuant to the collaboration agreement, there are no termination or penalty payments required by either party. In consideration for the repurchase of all product rights, licenses and intellectual property relating to CIMZIA, UCB will pay to Dermira $11.0 million by November 13, 2017 and, upon approval of CIMZIA in psoriasis in the United States, an additional $39.0 million within 30 days of such approval. Dermira is obligated to reimburse UCB for up to $10.0 million of development costs incurred by UCB in connection with the development of CIMZIA between January 1, 2018 and June 30, 2018. If the aggregate development costs reimbursed by Dermira to UCB during this six-month period are less than $10.0 million, Dermira will pay to UCB the difference between such aggregate costs and $10.0 million.

In addition, Mr. Caeymaex, a Dermira director, has resigned from his position as a member of the board and, pursuant to the transition agreement, UCB will no longer have a right to designate a director nominee to Dermira’s board of directors.

Dermira Webcast and Conference Call Information

Dermira will host a webcast and conference call today to discuss this announcement beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Analysts and investors can participate in the conference call by dialing (877) 359-9508 for domestic callers and +1 (224) 357-2393 for international callers using the conference ID# 5089079. The webcast can be accessed live on the Investor Relations page of Dermira’s website, http://investor.dermira.com, and will be available for replay for 30 days following the call. A telephone replay of the call will be available by dialing (855) 859-2056 for domestic callers or +1 (404) 537-3406 for international callers and entering the conference code: 5089079.

About Dermira

Dermira is a biopharmaceutical company dedicated to bringing biotech ingenuity to medical dermatology by delivering differentiated, new therapies to the millions of patients living with chronic skin conditions. Dermira is committed to understanding the needs of both patients and physicians and using its insight to identify and develop leading-edge medical dermatology programs. Dermira’s pipeline includes three late-stage product candidates that could have a profound impact on the lives of patients: glycopyrronium tosylate (formerly DRM04), for which a Phase 3 program has been completed for the treatment of primary axillary hyperhidrosis (excessive underarm sweating beyond what is needed for normal body temperature regulation); olumacostat glasaretil (formerly DRM01), in Phase 3 development for the treatment of acne vulgaris; and lebrikizumab, for which Dermira plans to initiate a Phase 2b dose-ranging study for the treatment of moderate-to-severe atopic dermatitis. Dermira is headquartered in Menlo Park, Calif. For more information, please visit http://www.dermira.com. Follow @DermiraInc on Twitter and LinkedIn.

In addition to filings with the Securities and Exchange Commission (SEC), press releases, public conference calls and webcasts, Dermira uses its website (www.dermira.com), LinkedIn page (https://www.linkedin.com/company/dermira-inc) and corporate Twitter account (@DermiraInc) as channels of distribution of information about its company, product candidates, planned financial and other announcements, attendance at upcoming investor and industry conferences and other matters. Such information may be deemed material information and Dermira may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Dermira’s website, LinkedIn page and Twitter account in addition to following its SEC filings, press releases, public conference calls and webcasts.

About UCB

UCB, Brussels, Belgium (www.ucb.com) is a global biopharmaceutical company focused on the discovery and development of innovative medicines and solutions to transform the lives of people living with severe diseases of the immune system or of the central nervous system. With more than 7,500 people in approximately 40 countries, the company generated revenue of €4.2 billion in 2016. UCB is listed on Euronext Brussels (symbol: UCB). Follow us on Twitter: @UCB_news.

For full prescribing information on CIMZIA, please visit www.ucb.com

CIMZIA® is a registered trademark of the UCB Group of Companies.

Dermira Forward-Looking Statements

The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. This press release contains forward-looking statements that involve substantial risks and uncertainties, including statements with respect to Dermira’s goal of building a leading medical dermatology company dedicated to delivering differentiated, new therapies to the millions of patients living with chronic skin conditions and the healthcare professionals who serve them; Dermira’s commitment to focus on its other late-stage product candidates, in particular, on the launch preparedness and execution for glycopyrronium tosylate; potential regulatory approval of CIMZIA for the treatment of moderate-to-severe plaque psoriasis; CIMZIA becoming an important treatment option for patients with moderate-to-severe plaque psoriasis if regulatory approval is obtained; the anticipated timeline for completion of the transfer of data from Dermira to UCB; Dermira’s potential receipt of payment following approval of CIMZIA for psoriasis in the United States; and Dermira’s plan to initiate a Phase 2b dose-ranging study of lebrikizumab for moderate-to-severe atopic dermatitis. These statements deal with future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to the design, implementation and outcomes of Dermira’s clinical trials; the outcome of future discussions with regulatory authorities; Dermira’s dependence on third-party clinical research organizations, manufacturers and suppliers; competition; and Dermira’s ability to continue to stay in compliance with applicable laws and regulations. You should refer to the section entitled “Risk Factors” set forth in Dermira’s Annual Report on Form 10-K, Dermira’s Quarterly Reports on Form 10-Q and other filings Dermira makes with the SEC from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by Dermira’s forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this press release. Dermira undertakes no obligation to publicly update any forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

UCB Forward-Looking Statements

This press release contains forward-looking statements based on current plans, estimates and beliefs of management. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including estimates of revenues, operating margins, capital expenditures, cash, other financial information, expected legal, political, regulatory or clinical results and other such estimates and results. By their nature, such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions which could cause actual results to differ materially from those that may be implied by such forward-looking statements contained in this press release. Important factors that could result in such differences include: changes in general economic, business and competitive conditions, the inability to obtain necessary regulatory approvals or to obtain them on acceptable terms, costs associated with research and development, changes in the prospects for products in the pipeline or under development by UCB, effects of future judicial decisions or governmental investigations, product liability claims, challenges to patent protection for products or product candidates, changes in laws or regulations, exchange rate fluctuations, changes or uncertainties in tax laws or the administration of such laws and hiring and retention of its employees.

Additionally, information contained in this document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction. UCB is providing this information as of the date of this document and expressly disclaims any duty to update any information contained in this press release, either to confirm the actual results or to report a change in its expectations.

There is no guarantee that new product candidates in the pipeline will progress to product approval or that new indications for existing products will be developed and approved. Products or potential products which are the subject of partnerships, joint ventures or licensing collaborations may be subject to differences between the partners. Also, UCB or others could discover safety, side effects or manufacturing problems with its products after they are marketed.

Moreover, sales may be impacted by international and domestic trends toward managed care and health care cost containment and the reimbursement policies imposed by third-party payers as well as legislation affecting biopharmaceutical pricing and reimbursement.

Dermira Contacts:

Media:

Erica Jefferson

Vice President, Corporate Communications

650-421-7216

media@dermira.com

Investors:

Ian Clements, Ph.D.

Vice President, Investor Relations

650-422-7753

investor@dermira.com

Robert H. Uhl

Westwicke Partners

Managing Director

858-356-5932

robert.uhl@westwicke.com

UCB Contacts:

Corporate Communications:

France Nivelle

Global Communications, UCB

T +32.2.559.9178 france.nivelle@ucb.com

Laurent Schots

Media Relations, UCB

T+32.2.559.92.64 Laurent.schots@ucb.com

Investors:

Antje Witte

Investor Relations, UCB

T +32.2.559.94.14 antje.witte@ucb.com

Isabelle Ghellynck,

Investor Relations, UCB

T+32.2.559.9588 isabelle.ghellynck@ucb.com

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